Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to the previously filed Registration Statement (Form S-8 No. 333-181613) of Fraternity Community Bancorp, Inc. of our report dated March 22, 2013 on the consolidated financial statements for the year ended December 31, 2012, appearing in Item 8 of this Form 10-K of Fraternity Community Bancorp for the year ended December 31, 2012.

Baltimore, Maryland

March 24, 2013